UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  November 1, 2006

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware		94-1690082
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03             Material Modification to Rights of Security Holders

(a) On November 1, 2006 at the 2006 Annual Stockholders Meeting of Geokinetics Inc. (the “Company” or “Geokinetics”), the stockholders approved an amendment to the Company’s Certificate of Incorporation to (i) effect a 1-for-10 reverse split (the “Reverse Stock Split”) of Geokinetics’ outstanding shares of Common Stock, $.01 par value (“Common Stock”) and (ii) provide for the payment of cash in lieu of issuing any fractional shares in connection with the Reverse Stock Split. The Reverse Stock Split will be effective as of the close of business on November 3, 2006.

The Reverse Stock Split will not change the proportionate ownership interest of the stockholders in Geokinetics, nor will the voting rights and other rights of stockholders be changed (except for the rights of stockholders to receive cash payments in lieu of fractional shares).  As a result of the adoption of the reverse stock split, there will be a total of 86 record holders remaining and 32 record holders will be eliminated.

The Delaware General Corporation Law does not grant stockholders of a Delaware corporation dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

ITEM 5.03             Amendment to Articles of Incorporation, change in fiscal year

(a) On November 3, 2006, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware to (i) effect a 1-for-10 Reverse Stock Split of Geokinetics’ outstanding shares of Common Stock and (ii) provide for the payment of cash in lieu of issuing any fractional shares in connection with the Reverse Stock Split.

As a result of the amendment, there are: (i) 5,373,631 shares of Common Stock issued and outstanding; and 94,626,369 shares of Common Stock authorized but unissued.

ITEM 8.01             Other Events

On November 1, 2006, Geokinetics held its 2006 Annual Stockholders’ Meeting.  The total number of outstanding shares eligible to vote that were present at the meeting were 53,736,426.   The company stockholders were asked by Geokinetics to consider and vote upon the following:

•                  Election of five directors to the Board of Geokinetics, each to hold office for a term of one year;

•                  Approval of an amendment to Geokinetics’ 2002 Stock Awards Plan (the “2002 Plan”) to increase the number of shares authorized under the Plan to 8,000,000 shares of Common Stock on a pre-reverse split basis;

•                  A proposed amendment to Geokinetics’ Certificate of Incorporation to effect the Reverse Stock Split of the Common Stock at a ratio of 1–for–10;

•                  Approval of the appointment of UHY, LLP as Geokinetics’ independent public accountants; and

•                  Approval of a policy for the issuance of restricted shares of common stock as part of the compensation for Board members; and

PROPOSAL 1 – ELECTION OF DIRECTORS

The following incumbent directors stood for re-election:

Name	Position	Director Since
William R. Ziegler	Chairman (non-executive) (since February 2, 1999 and Director)	1997
David A. Johnson	President, Chief Executive Officer and Director	2003
Christopher M. Harte	Director	1997
Steven A. Webster	Director	1997
Gary M. Pittman	Director	2006

The results of the vote were as follows:

Name	For	Withheld
William R. Ziegler	33,599,211	9,729
David A. Johnson	33,598,211	10.729
Christopher M. Harte	33,599,211	9.729
Steven A. Webster	33,599,201	9.739
Gary M. Pittman	33,598,601	10.339

PROPOSAL 2 – APPROVAL OF AMENDMENT OF GEOKINETICS’ 2002 STOCK AWARDS PLAN

On September 6, 2006, the Board approved a resolution to increase the total number of shares of Common Stock subject to the 2002 Plan to a total of 8,000,000 shares (on a pre-Reverse Stock Split basis), subject to stockholder approval.

The results of the vote were as follows:

For	Against	Abstain
33,323,481	14,622	528

PROPOSAL 3 – APPROVAL OF A 1-FOR-10 REVERSE STOCK SPLIT

The Board recommended an amendment to the Company’s Certificate of Incorporation to (i) effect a 1-for-10 Reverse Stock Split of Geokinetics’ outstanding shares of Common Stock and (ii) provide for the payment of cash in lieu of issuing any fractional shares in connection with the Reverse Stock Split.

The results of the vote were as follows:

For	Against	Abstain
33,587,971	20,451	518

PROPOSAL 4 – APPROVAL OF THE APPOINTMENT OF GEOKINETICS’ INDEPENDENT PUBLIC ACCOUNTANTS

Subject to the approval of the stockholders, on September 18, 2006, the Board appointed the firm of UHY, LLP, independent certified public accountants, to examine Geokinetics’ consolidated financial statements for the fiscal year ending December 31, 2006.

The results of the vote were as follows:

For	Against	Abstain
33,601,402	6,525	513

PROPOSAL 5 – APPROVAL OF A POLICY FOR THE ISSUANCE OF STOCK AS PART OF THE COMPENSATION FOR BOARD MEMBERS

On September 6, 2006, subject to stockholder approval, the Board adopted a policy effective from May 17, 2006, under which each incumbent non-employee director receives an annual retainer of $15,000, with an additional stipend of $15,000 for the Chairman, $7,500 for the Chairman of the Audit Committee and $5,000 for the Chairman of the Compensation Committee. Each director is also entitled to receive $1,000 per Board meeting attended and $250 per committee meeting attended in person or by telephone.

Additionally, each incumbent non-employee director is entitled to receive a single $50,000 grant of restricted stock based on the fair market value of Geokinetics’ stock at the close of business on September 6, 2006.

The results of the vote were as follows:

For	Against	Abstain
33,326,838	11,276	17

ITEM 9.01.            Exhibits

(c)           Exhibits

The following exhibits are filed with this report.

99.1                           Press Release, Geokinetics Announces Reverse Stock Split dated November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 7, 2006

GEOKINETICS INC.

By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Vice President and
Chief Financial Officer

0597462.01